UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2014

Rockwood Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32609	52-2277366
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Overlook Center

Princeton, New Jersey 08540

(Address of Principal Executive Offices, including Zip Code)

(609) 514-0300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2014, Rockwood Holdings, Inc. (the “Company”) filed a Form 8-K disclosing that the Board of Directors of the Company appointed Robert J. Zatta as Acting Chief Executive Officer of the Company effective July 1, 2014, in addition to his role as Chief Financial Officer of the Company, and appointed Thomas J. Riordan as Executive Vice President and Chief Administrative Officer of the Company, in place of his former role as Senior Vice President, Law & Administration and Corporate Secretary of the Company, effective July 1, 2014.  At that time, the Company’s Board of Directors had not yet made any changes to the compensation, severance, or other benefit arrangements for Messrs. Zatta and Riordan.

The Company is filing this amendment on Form 8-K/A to report that on July 7, 2014, in connection with the appointment of each of Mr. Zatta and Mr. Riordan to their new positions, the Compensation Committee of the Board of Directors of the Company authorized the increase of Mr. Zatta’s annual base salary from $500,000 to $750,000 and the increase of Mr. Riordan’s annual base salary from $435,000 to $525,000, in each case, effective as of July 1, 2014.

Messrs. Zatta and Riordan continue to receive the same benefits and other compensation under their existing employment agreements and compensation plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROCKWOOD HOLDINGS, INC.

	By:	/s/ Michael W. Valente
Name: Michael W. Valente
Title: Assistant Secretary

Dated: July 11, 2014